Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Certificate of Establishment and Designation of Series and Share Classes (Janus Protected Growth Fund) is incorporated herein by reference to Exhibit (a)(30) to Post-Effective Amendment No. 146 to Janus Investment Fund's registration statement on Form N-1A, filed on April 21, 2011; accession number 0000950123-11-037911 (File No. 2-34393).

Form of Certificate of Establishment and Designation of Share Classes (Janus Venture Fund) is incorporated herein by reference to Exhibit (a)(31) to
Post-Effective Amendment No. 148 to Janus Investment Fund's registration statement on Form N-1A, filed on May 2, 2011; accession number 0000950123-11-042394 (File No. 2-34393). Since the filing thereof, the agreement was signed by Stephanie Grauerholz-Lofton.

Form of Certificate Redesignating Janus Protected Growth Fund is incorporated herein by reference to Exhibit (a)(32) to Post-Effective Amendment No. 149 to Janus Investment Fund's registration statement on Form N-1A, filed on May 3, 2011; accession number 0000950123-11-043247 (File No. 2-34393). Since the filing thereof, the agreement was signed by Stephanie Grauerholz-Lofton.

Certificate of Establishment and Designation of Series and Share Classes (Janus Asia Equity Fund) is incorporated herein by reference to Exhibit (a)(34) to Post-Effective Amendment No. 157 to Janus Investment Fund's registration statement on Form N-1A, filed on July 29, 2011; accession number 0000950123-11-069859 (File No. 2-34393).

Certificate Redesignating Janus Long/Short Fund is incorporated herein by reference to Exhibit (a)(35) to Post Effective Amendment No. 163 to Janus Investment Fund's registration statement on Form N-1A, filed on October 28, 2011; accession number 0000950123-11-092620 (File No. 2-34393).